Eventbrite Reports First Quarter 2025 Financial Results
Delivers first quarter revenue of $73.8 million and Adjusted EBITDA margin of 6.2%, at the upper end of the company’s outlook range
Grew Average Monthly Active Users to nearly 88 million, with app users up 13% year-over-year
Reaffirms Fiscal Year 2025 Financial Outlook
5/8/2025
SAN FRANCISCO -- (BUSINESS WIRE) -- Eventbrite (NYSE: EB), a global marketplace for shared experiences, reported its financial results for the first quarter ended March 31, 2025. The Company’s First Quarter Investor Presentation can be found on Eventbrite’s Investor Relations website at https://investor.eventbrite.com.
“We’re off to a solid start in 2025, with first quarter results landing at the high end of our guidance,” said Julia Hartz, Co-Founder, Chief Executive Officer, and Executive Chair. “Our disciplined execution is delivering tangible results: paid tickets, paid creators, and paid events all improved for the third straight quarter. Creators are increasingly winning with high-leverage tools like Timed Entry and Eventbrite Ads, while our rebranded app is driving stronger consumer engagement. The early success we’re seeing reinforces our conviction in the path ahead—one focused on returning Eventbrite to sustainable, profitable growth.”
“We delivered on our first quarter financial outlook and are encouraged by the progress we’re making on our key strategic initiatives,” said Anand Gandhi, Chief Financial Officer. “We are seeing wins across the business due to strong execution, while maintaining firm financial discipline throughout our business operations. We believe that our continued focus on controlling operating expenses and delivering margin improvement positions us to return to growth with increased profitability.”

First Quarter 2025 Highlights
•Paid ticket volume of 19.6 million reflected our third quarter of sequential improvement in year-over-year trends.
•Net Revenue of $73.8 million, down 14% year-over-year as anticipated, largely driven by the elimination of organizer fees. Eventbrite Ads continued to grow rapidly, up 30% year-over-year.
•Net loss of $6.6 million compared to net loss of $4.5 million in the same period last year.
•Adjusted EBITDA of $4.6 million and Adjusted EBITDA margin of 6.2%, at the high end of our outlook.(1)

1 For more information on these non-GAAP financial measures, please see "―About non-GAAP financial measures" and the tables under "―Reconciliation of Net Loss to Adjusted EBITDA and the Calculation of Adjusted EBITDA Margin" included at the end of this release.

The summary of GAAP and non-GAAP consolidated financial results is in the table below (in thousands, except percentages, unaudited):

	Three Months Ended March 31,
	2025	2024	% Change
Paid tickets	19,585	21,216	(8)%
Gross ticket sales	$774,879	$853,749	(9)%
Net revenue	$73,833	$86,252	(14)%
Gross profit	$49,427	$61,220	(19)%
Gross profit margin	67%	71%
Net loss	$(6,611)	$(4,490)	47%
Net loss margin	(9)%	(5)%
Adjusted EBITDA (non-GAAP)	$4,573	$10,413	(56)%
Adjusted EBITDA margin (non-GAAP)	6%	12%

Business Outlook
The company continues to expect fiscal year 2025 net revenue in the range of $295 million to $310 million with an Adjusted EBITDA margin in the mid-single digit percentage range, excluding non-routine items. For the second quarter 2025, the company expects net revenue to be in the range of $70 million to $73 million and Adjusted EBITDA margin in the range of 3% to 4%. The quarterly sequential trends in net revenue and Adjusted EBITDA margin are driven largely by the timing of Easter, delays of some large events into the second half of the year, and typical quarter-to-quarter mix-shift in average ticket prices.
We have not provided an outlook for GAAP net loss or GAAP net loss margin or reconciliations of expected Adjusted EBITDA to GAAP net loss or expected Adjusted EBITDA margin to GAAP net loss margin because GAAP net loss and GAAP net loss margin on a forward-looking basis are not available without unreasonable efforts due to the potential variability and complexity of the items that are excluded from Adjusted EBITDA and Adjusted EBITDA margin, such as stock-based compensation expense, foreign exchange rate gains and losses, and other non-recurring expenses.

Earnings Webcast Information
Event: Eventbrite First Quarter 2025 Earnings Conference Call
Date: Thursday, May 8, 2025
Time: 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time)
Live Webcast Site: https://investor.eventbrite.com
An archived webcast of the conference call will be accessible on Eventbrite’s Investor Relations page, https://investor.eventbrite.com.

About Eventbrite
Eventbrite is a global events marketplace that serves event creators and event-goers in nearly 180 countries. Since its inception, Eventbrite has been at the center of the experience economy, transforming the way people organize and attend events. The company was founded by Julia Hartz, Kevin Hartz, and Renaud Visage, with a vision to build a self-service platform that empowers anyone to host and discover live experiences. In 2024, Eventbrite distributed 83 million paid tickets to over 4.7 million events across a global community of 89 million monthly average users, helping people find new things to do or new ways to do more of what they love. Eventbrite has also earned industry recognition as a top employer, with special designations that include a coveted spot on Fast Company’s prestigious “The World’s 50 Most Innovative Companies” and “Brands That Matter” lists, the Great Place to Work® Award in the U.S., and Inc.'s“Best-Led Companies” honor. Learn more at www.eventbrite.com.

Eventbrite Investor Relations
investors@eventbrite.com

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve substantial risks and uncertainties. All statements other than statements of historical fact could be deemed forward-looking, including, but not limited to, statements regarding the future performance of Eventbrite, Inc. and its consolidated subsidiaries (the “Company”); the Company’s ability to return to paid ticket growth in the second half of the year; and the Company’s expectations described under “Business Outlook” above. In some cases, forward-looking statements can be identified by terms such as “may,” “will,” “appears,” “shall,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” or “continue,” or the negative of these words or other similar terms or expressions that concern the Company’s expectations, strategy, plans, or intentions. Such statements are subject to a number of known and unknown risks, uncertainties, assumptions, and other factors that may cause the Company’s actual results, performance, or achievements to differ materially from results expressed or implied in this press release, including the impact of the macroeconomic and geopolitical environment, including but not limited to, tariffs, expanded trade controls, conflicts around the world, inflation and changes in interest rates, and related shifts in consumer behavior and spending, and other factors more fully described in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, other filings that the Company makes with the Securities and Exchange Commission from time to time. Investors are cautioned not to place undue reliance on these statements. Actual results could differ materially from those expressed or implied. All forward-looking statements are based on information and estimates available to the Company at the time of this release, and are not guarantees of future performance, and reported results should not be considered as an indication of future performance. Except as required by law, the Company assumes no obligation to update any of the statements in this press release.

Disclaimer Regarding Ticketing, Creator and Event Metrics
This press release includes certain measures related to our ticketing business, such as paid tickets, paid creators, ticket buyers, average ticket value, and paid events. We believe that the use of these metrics is helpful to our investors as these metrics are used by management in assessing the health of our business and our operating performance. These metrics are based on what we believe to be reasonable estimates for the applicable period of measurement. There are inherent challenges in measuring these metrics, and we regularly review and may adjust our processes for calculating our internal metrics to improve their accuracy. You should not consider these metrics in isolation or as substitutes for analysis of our results of operations as reported under GAAP.

Condensed Consolidated Balance Sheet
(in thousands, unaudited)
	March 31, 2025	December 31, 2024
Assets
Current assets
Cash and cash equivalents	$502,911	$416,531
Funds receivable	36,318	37,629
Short-term investments, at amortized cost	—	24,959
Accounts receivable, net	1,350	2,187
Creator signing fees, net	3,375	3,954
Creator advances, net	5,728	3,380
Restricted cash	48,000	48,000
Prepaid expenses and other current assets	17,688	15,856
Total current assets	615,370	552,496
Creator signing fees, net, noncurrent	4,385	3,575
Property and equipment, net	11,418	12,640
Operating lease right-of-use assets	797	823
Goodwill	174,388	174,388
Acquired intangible assets, net	3,149	5,014
Other assets	2,776	3,365
Total assets	$812,283	$752,301
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable, creators	$352,445	$300,174
Accounts payable, trade	907	1,407
Chargebacks and refunds reserve	10,522	10,315
Accrued compensation and benefits	9,547	4,825
Accrued taxes	5,766	5,932
Current portion of long-term debt	29,837	29,781
Operating lease liabilities	1,801	2,071
Other accrued liabilities	12,139	11,868
Total current liabilities	422,964	366,373
Accrued taxes, noncurrent	4,538	4,278
Operating lease liabilities, noncurrent	226	377
Long-term debt	211,192	210,938
Other liabilities	109	106
Total liabilities	639,029	582,072
Commitments and contingencies
Stockholders’ equity
Preferred stock	—	—
Common stock	1	1
Treasury stock, at cost	(50,286)	(50,159)
Additional paid-in capital	1,061,155	1,051,392
Accumulated deficit	(837,616)	(831,005)
Total stockholders’ equity	173,254	170,229
Total liabilities and stockholders’ equity	$812,283	$752,301

Condensed Consolidated Statement of Operations
(in thousands, except share and per share amounts; unaudited)
	Three Months Ended March 31,
	2025	2024
Net revenue	$73,833	$86,252
Cost of net revenue	24,406	25,032
Gross profit	49,427	61,220
Operating expenses
Product development	20,937	26,684
Sales, marketing and support	21,523	20,869
General and administrative	16,691	21,237
Total operating expenses	59,151	68,790
Loss from operations	(9,724)	(7,570)
Interest income	3,754	7,407
Interest expense	(1,080)	(2,800)
Other income (expense), net	1,207	(1,253)
Loss before income taxes	(5,843)	(4,216)
Income tax provision	768	274
Net loss	$(6,611)	$(4,490)
Net loss per share, basic and diluted	$(0.07)	$(0.05)
Weighted-average number of shares outstanding used to compute net loss per share, basic and diluted	94,745	99,109

Condensed Consolidated Statements of Cash Flows
(in thousands, Unaudited)
	Three Months Ended March 31,
	2025	2024
Cash flows from operating activities
Net loss	$(6,611)	$(4,490)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	4,022	3,594
Stock-based compensation expense	10,161	13,962
Amortization of debt discount and issuance costs	310	526
Unrealized (gain) loss on foreign currency exchange	(1,225)	1,222
Accretion on short-term investments	(41)	(1,877)
Non-cash operating lease expenses	155	133
Amortization of creator signing fees	472	194
Changes related to creator advances, creator signing fees, and allowance for credit losses	405	423
Provision for chargebacks and refunds	5,129	5,046
Other	351	155
Changes in operating assets and liabilities
Accounts receivable	479	(899)
Funds receivable	1,559	13,298
Creator signing fees and creator advances	(3,098)	(3,036)
Prepaid expenses and other assets	(1,242)	2,142
Accounts payable, creators	50,044	54,852
Accounts payable	(500)	(1,151)
Chargebacks and refunds reserve	(4,932)	(4,416)
Accrued compensation and benefits	4,722	(8,776)
Accrued taxes	(377)	(2,020)
Operating lease liabilities	(550)	(488)
Other accrued liabilities	193	159
Net cash provided by operating activities	59,426	68,553
Cash flows from investing activities
Purchases of short-term investments	—	(84,113)
Maturities of short-term investments	25,000	126,033
Purchases of property and equipment	(56)	(316)
Capitalized internal-use software development costs	(674)	(2,257)
Net cash provided by investing activities	24,270	39,347
Cash flows from financing activities
Repurchase of common stock	—	(12,010)
Taxes paid related to net share settlement of equity awards	(615)	(2,612)
Net cash used in financing activities	(615)	(14,622)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	3,299	(2,538)
Net increase in cash, cash equivalents and restricted cash	86,380	90,740
Cash, cash equivalents and restricted cash
Beginning of period	464,531	489,200
End of period	$550,911	$579,940

Reconciliation of Net Income (Loss) to Adjusted EBITDA and the Calculation of Adjusted EBITDA Margin
(in thousands; unaudited)
	Three Months Ended March 31,
	2025	2024
Net loss (1)	$(6,611)	$(4,490)
Add:
Depreciation and amortization	4,022	3,594
Stock-based compensation	10,161	13,962
Interest income	(3,754)	(7,407)
Interest expense	1,080	2,800
Employer taxes related to employee equity transactions	114	427
Other (income) expense, net	(1,207)	1,253
Income tax provision	768	274
Adjusted EBITDA	$4,573	$10,413

Net revenue	$73,833	$86,252
Adjusted EBITDA margin	6%	12%

(1) Net Loss and Adjusted EBITDA includes restructuring and other costs totaling $0.1 million in the first quarter of 2024.

About Non-GAAP Financial Measures
We believe that the use of Adjusted EBITDA and Adjusted EBITDA margin is helpful to investors in understanding and evaluating results of operations and useful measures for period-to-period comparisons of the company's business performance as they are metrics used by management in assessing the health of the company’s business and operating performance, making operating decisions, and performing strategic planning and annual budgeting. These measures are not prepared in accordance with GAAP and have limitations as an analytical tool, and you should not consider them in isolation or as a substitute for analysis of our results of operations as reported under GAAP. In addition, other companies may not calculate non-GAAP financial measures in the same manner as we calculate them, limiting their usefulness as comparative measures. You are encouraged to evaluate the adjustments and the reasons we consider them appropriate. Some amounts in this press release may not add due to rounding.

Adjusted EBITDA
We calculate Adjusted EBITDA as net loss adjusted to exclude depreciation and amortization, stock-based compensation expense, interest expense, interest income, employer taxes related to employee transactions, other (income) expense net, which consists of foreign exchange rate gains and losses, and income tax provision (benefit). Adjusted EBITDA should not be considered as an alternative to net loss or any other measure of financial performance calculated and presented in accordance with GAAP.
Some of the limitations of Adjusted EBITDA include (i) Adjusted EBITDA does not properly reflect capital spending that occurs off of the income statement or account for future contractual commitments, (ii) although depreciation and amortization are non-cash charges, the underlying assets may need to be replaced and Adjusted EBITDA does not reflect these capital expenditures and (iii) Adjusted EBITDA does not reflect the interest and principal required to service our indebtedness. In evaluating Adjusted EBITDA, you should be aware that in the future we expect to incur expenses similar to the adjustments in this release. Our presentation of Adjusted EBITDA should not be construed as an inference that future results will be unaffected by these expenses or any unusual or non-routine items. When evaluating performance, you should consider Adjusted EBITDA alongside other financial performance measures, including net income (loss) and other GAAP results.

Adjusted EBITDA Margin
Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by net revenue. Because of the limitations described above, you should consider Adjusted EBITDA and Adjusted EBITDA Margin alongside other financial performance measures, including net loss, net loss margin, and other GAAP results.